Exhibit 99.1

Press Release

Contact: H. Andrew Cantor

Phone: 720.283.6083

UDR ANNOUNCES FIRST QUARTER 2011 RESULTS
~FFO-Core Increases 8%~
~Completes Over $760 Million in Post-Quarter Transactions~

DENVER, CO (May 2, 2011) – UDR, Inc. (the “Company”) (NYSE: UDR), a leading multifamily real estate investment trust, today announced its first quarter 2011 results.

The Company generated Funds from Operations (FFO) of $56.8 million or $0.30 per diluted share for the quarter ended March 31, 2011, as compared to $46.8 million or $0.28 per diluted share, in the first quarter of 2010. The first quarter results include a one-time gain of $0.016 per diluted share from the gain on the sale of marketable securities, offset by one-time charges of $0.024 per diluted share for the write-off of deferred costs due to the early retirement of debt and acquisition-related costs. Excluding these one-time charges, FFO-Core would have been $0.30 per diluted share.

A reconciliation of FFO to GAAP Net Income can be found on Attachment 2 of the Company’s first quarter 2011 Supplemental Financial Information.

A reconciliation of FFO follows below:

	Q1
	2011	2010
FFO- Core per diluted share	$0.30)	$0.28
Write-off of deferred costs due to early debt retirement and acquisition-related costs	(0.024)	—
Gain on sale of marketable securities	0.016)	—

FFO- Reported per diluted share	$0.30)	$0.28

Tom Toomey, UDR’s president and CEO stated, “The improving fundamentals of our business are evident as we are currently achieving increases of 4 percent on new leases and 5 percent on renewing leases, both of which have been accelerating over the last 5 months.” Mr. Toomey continued, “As part of our long-term strategic plan we completed a number of acquisition and sale transactions over the last nine months to reduce the average age of the portfolio and increase the average monthly income per home – upgrading the portfolio into desirable locations that have favorable job formation, low single-family home affordability, and favorable demand/supply fundamentals.”

Operations

Same-store net operating income increased 3.0 percent year-over-year for the first quarter 2011. Same-store revenue increased 2.6 percent while same-store expenses increased 2.0 percent. Same-store physical occupancy decreased 10 basis points to 95.6 percent as compared to the prior year period. Sequentially, same-store net operating income increased 70 basis points. Same-store revenue increased 1.1 percent while same-store expenses increased 2.0 percent, driven by higher taxes and utilities. Physical occupancy was flat and the rate of turnover decreased to an annualized rate of 45 percent from 46 percent in the fourth quarter of 2010. Bad debt expense as a percentage of revenues for the first quarter improved to 33 basis points from 54 basis points in the fourth quarter of 2010.

Summary Same-Store Results First Quarter 2011 versus First Quarter 2010

		Expense				Number of
	Revenue Growth/	Growth/	NOI Growth/	% of Same- Store	Same-Store	Same-Store
Region	Decline	Decline	Decline	Portfolio [1]	Occupancy[2]	Homes[3]
Western	2.2%	2.7%	2.0%	39.6%	95.0%	13,318
Mid-Atlantic	3.9%	0.0%	5.9%	29.9%	96.5%	10,885
Southeastern	2.1%	1.8%	2.2%	21.0%	95.3%	11,901
Southwestern	2.0%	4.9%	0.1%	9.5%	96.0%	5,571

Total	2.6%	2.0%	3.0%	100.0%	95.6%	41,675

[1] Based on QTD 2011 NOI.

[2] Average same-store occupancy for the quarter.

[3] During the first quarter, 41,675 apartment homes, or approximately 86 percent of 48,553 total apartment homes, were classified as same-store. The Company defines same-store as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent quarter.

Technology Platform
Improving the Company’s operational efficiency, while increasing resident satisfaction, are the compelling factors for our continued investment in technology. The Company’s technology platform continues to gain acceptance and recognition from our residents as shown by the following increasing utilization rates:

Established Technology Initiatives:	March 2011	March 2010	December 2010
Resident payments received via ACH	79%	70%	79%
Service requests entered through MyUDR.com	81%	67%	79%
Move-ins initiated via an internet source	62%	63%	63%
New Technology Initiatives:

Renewals completed electronically	87%	n/a	81%

Capital Markets Activity

On March 31, 2011, the Company announced a new “At the Market” Equity Offering Program through which it could sell up to twenty million common shares. Combined with its existing “At the Market” Equity Offering Program, the Company raised the following proceeds:

“At the Market”
Equity Offering			Total Shares Issued	Weighted Average		Shares Remaining
Program	Shares Issued (M)		YTD (M)	Net Price per Share	Net Proceeds (M)	Under Plan (M)
	1Q 2011	2Q 2011
Sept. 2009 Program	4.04	0.35	4.39	$23.30	$102.4	N/A
March 2011 Program	N/A	2.15	2.15	23.68	51.0	17.8
Total	4.04	2.50	6.54	$23.43	$153.4	17.8

On March 2, 2011, the Company called for redemption all of the outstanding 4.00% Convertible Senior Notes. Approximately $157 million in aggregate principal amount of the notes were outstanding on the call date and were redeemed on April 4, 2011. There was a one-time charge associated with the redemption of the notes in the amount of $3.2 million or $0.017 per diluted share.

Balance Sheet

At March 31, 2011, UDR had $700 million in availability through a combination of cash and undrawn capacity on its credit facilities, giving the Company ample flexibility to meet its capital needs for debt maturities and development activities through 2011.

UDR’s total indebtedness at March 31, 2011 was $3.5 billion. The Company ended the first quarter with fixed-rate debt representing 76 percent of its total debt, a total blended interest rate of 4.2 percent and a weighted average maturity of 5.4 years. UDR’s fixed charge coverage ratio (adjusted for non-recurring items) was 2.4 times.

Post Quarter Activity

During the first quarter, the Company announced the $260.8 million acquisition of 10 Hanover Square, a 493-home apartment community in New York City’s thriving Financial District, its first acquisition in the Manhattan apartment market. The Company completed the acquisition on April 1, 2011. Additional details related to the transaction can be found in the March 1, 2011 and April 1, 2011 press releases on the Company’s website at www.udr.com.

The Company completed a $500 million asset exchange with AvalonBay Communities, Inc. UDR exchanged six communities containing 1,418 apartment homes in Southern California for two communities containing 833 apartment homes located in the Boston metro area and one community containing 227 apartment homes located in downtown San Francisco. Additional details related to the exchange can be found in the April 6, 2011 press release on the Company’s website at www.udr.com.

2011 Guidance

The Company will reevaluate and anticipates updating guidance on its second quarter conference call.

Supplemental Information

The Company offers Supplemental Financial Information that provides details on the financial position and operating results of the Company which is available on the Company’s website at www.udr.com.

Conference Call and Webcast Information

UDR will host a webcast and conference call at 11:00 a.m. EDT on May 2, 2011 to discuss first quarter results. A webcast will be available on UDR’s website at www.udr.com. To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To participate in the teleconference dial 877-941-6010 for domestic and 480-629-9773 for international and provide the following conference ID number: 4431795.

A replay of the conference call will be available through May 24, 2011, by dialing
800-406-7325 for domestic and 303-590-3030 for international and entering the confirmation number, 4431795, when prompted for the pass code.

A replay of the call will be available for 90 days on UDR’s website at www.udr.com.

Full Text of the Earnings Report and Supplemental Financial Information

Internet — The full text of the earnings report and Supplemental Financial Information will be available on the Company’s website at www.udr.com.

Mail — For those without Internet access, the first quarter 2011 earnings report and Supplemental Financial Information will be available by mail or fax, on request. To receive a copy, please call UDR Investor Relations at 720-283-6083.

Forward Looking Statements

Certain statements made in this release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the Vitruvian ParkSM development, expectations concerning the joint venture with MetLife, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. Securities Law.

This release and these forward-looking statements include UDR’s analysis and conclusions and reflect UDR’s judgment as of the date of these materials. UDR assumes no obligation to revise or update to reflect future events or circumstances.

About UDR, Inc.

UDR, Inc. (NYSE:UDR), an S&P 400 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of March 31, 2011, UDR owned or had an ownership position in 59,614 apartment homes including 1,170 homes under development. For over 38 years, UDR has delivered long-term value to shareholders, the best standard of service to residents, and the highest quality experience for associates. Additional information can be found on the Company’s website at www.udr.com.

Attachment 1

UDR
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
In thousands, except per share amounts	2011	2010
Rental income	$164,520	$145,153
Rental expenses:
Real estate taxes and insurance	20,974	18,828
Personnel	14,821	13,077
Utilities	9,050	8,382
Repair and maintenance	9,003	7,598
Administrative and marketing	3,975	3,721
Property management	4,524	3,992
Other operating expenses	1,459	1,485

	63,806	57,083
Non-property income:
Loss from unconsolidated entities	(1,332)	(737)
Gain on sale of marketable securities	3,123	—
Interest and other income (1)	1,413	1,471

	3,204	734
Other expenses:
Real estate depreciation and amortization	81,861	69,137
Interest	35,588	35,133
Amortization of convertible debt premium	359	967
Other debt charges (2)	4,019	—

Total interest	39,966	36,100
Acquisition-related costs	650	—
General and administrative	10,025	9,640
Other depreciation and amortization	1,043	1,223

	133,545	116,100
Loss from continuing operations	(29,627)	(27,296)
Income from discontinued operations	971	2,270

Consolidated net loss	(28,656)	(25,026)
Net loss attributable to non-controlling interests	781	970

Net loss attributable to UDR, Inc.	(27,875)	(24,056)
Distributions to preferred stockholders — Series E (Convertible)	(931)	(931)
Distributions to preferred stockholders — Series G	(1,437)	(1,448)

Net loss attributable to common stockholders	$(30,243)	$(26,435)

Earnings per weighted average common share — basic and diluted:
Loss from continuing operations available to common stockholders	($0.17)	($0.18)
Income from discontinued operations	$0.00	$0.01
Net loss attributable to common stockholders	($0.17)	($0.17)
Common distributions declared per share	$0.185	$0.180
Weighted average number of common shares outstanding — basic and diluted	182,531	156,131

(1)	Includes $1.3 and $0.4 million of management fees from joint ventures during the three months ended March 31, 2011 and 2010.

(2)	Write-off of deferred financing costs on early debt extinguishment.

Attachment 2

UDR
Funds From Operations
(Unaudited)

	Three Months Ended
	March 31,
In thousands, except per share amounts	2011	2010
Net loss attributable to UDR, Inc.	$(27,875)	$(24,056)
Distributions to preferred stockholders	(2,368)	(2,379)
Real estate depreciation and amortization, including discontinued operations	84,115	72,207
Non-controlling interest	(781)	(970)
Real estate depreciation and amortization on unconsolidated joint ventures	2,848	1,009
Net (gain)/loss on the sale of depreciable property in discontinued operations, excluding RE3	(41)	41

Funds from operations (“FFO”) — basic	$55,898	$45,852

Distribution to preferred stockholders — Series E (Convertible)	931	931

Funds from operations — diluted	$56,829	$46,783

FFO per common share — basic	$0.30	$0.28

FFO per common share — diluted	$0.30	$0.28

Weighted average number of common shares and OP Units outstanding — basic	187,593	162,107
Weighted average number of common shares, OP Units, and common stock
equivalents outstanding — diluted	192,511	166,657

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. UDR considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of UDR’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

Attachment 3

UDR
Consolidated Balance Sheets

	March 31,	December 31,
In thousands, except share and per share amounts	2011	2010
	(unaudited)	(audited)
ASSETS
Real estate owned:
Real estate held for investment	$6,542,227	$6,519,095
Less: accumulated depreciation	(1,647,033)	(1,568,557)

	4,895,194	4,950,538
Real estate under development	112,537	97,912
Real estate held for disposition
(net of accumulated depreciation of $72,018 and $69,769)	192,540	194,571

Total real estate owned, net of accumulated depreciation	5,200,271	5,243,021
Cash and cash equivalents	11,692	9,486
Marketable securities	—	3,866
Restricted cash	15,355	15,447
Deferred financing costs, net	21,850	27,267
Notes receivable	7,800	7,800
Investment in unconsolidated joint ventures	149,095	148,057
Other assets	95,814	74,596

Total assets	$5,501,877	$5,529,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured debt	$1,716,241	$1,908,068
Secured debt — real estate held for disposition	55,309	55,602
Unsecured debt	1,747,236	1,603,834
Real estate taxes payable	17,605	14,585
Accrued interest payable	20,837	20,889
Security deposits and prepaid rent	26,965	26,046
Distributions payable	37,445	36,561
Deferred gains on the sale of depreciable property	28,931	28,943
Accounts payable, accrued expenses, and other liabilities	90,622	105,925

Total liabilities	3,741,191	3,800,453
Redeemable non-controlling interests in operating partnership	123,360	119,057
Stockholders' equity
Preferred stock, no par value; 50,000,000 shares authorized
2,803,812 shares of 8.00% Series E Cumulative Convertible issued
and outstanding (2,803,812 shares at December 31, 2010)	46,571	46,571
3,405,562 shares of 6.75% Series G Cumulative Redeemable issued
and outstanding (3,405,562 shares at December 31, 2010)	85,139	85,139
Common stock, $0.01 par value; 250,000,000 shares authorized
187,273,833 shares issued and outstanding (182,496,330 shares at December 31, 2010)	1,873	1,825
Additional paid-in capital	2,548,818	2,450,141
Distributions in excess of net income	(1,045,117)	(973,864)
Accumulated other comprehensive loss, net	(3,696)	(3,469)

Total UDR, Inc. stockholders’ equity	1,633,588	1,606,343
Non-controlling interest	3,738	3,687

Total equity	1,637,326	1,610,030

Total liabilities and stockholders’ equity	$5,501,877	$5,529,540